Exhibit 4.1

LOAN AND SECURITY AGREEMENT

THIS AGREEMENT made as of March 7, 2007 by and among the investors listed on Schedule 1 to this Agreement (collectively, the “Investors,” and each, individually, a “Investor”), Platinum Advisors LLC, a limited liability company, as agent for the Investors (the “Agent”) and NaturalNano, Inc., a Nevada corporation with its chief executive office, principal place of business and mailing address at 15 Schoen Place, Pittsford, New York 14534-2025 (“NaturalNano”), and NaturalNano Research, Inc., a Delaware corporation (“NN Research” and, together with NaturalNano, the “Borrower”). The obligations of NaturalNano and NN Research shall be joint and several.

Section 1. DEFINITIONS. As used herein:

1.1. 4.99% Limitation has the meaning set forth in Section 2.4 of this Agreement.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.3. Accounts means “Accounts” as defined in the Uniform Commercial Code.

1.4. Additional Collateral means (a) all “Securities Entitlements,” “Investment Property,” “Financial Assets,” “Commercial Tort Claims” and “Documents” as those terms are defined in the Uniform Commercial Code as of the date hereof, whether now existing or hereafter acquired or arising, (b) all securities, bills of lading, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and any other documents which in the regular course of business or financing are treated as adequately evidencing that the persons in possession of them are entitled to receive, hold, and dispose of the goods they cover; (c) all motor vehicles, whether now owned or hereafter acquired by the Borrower, and all accessions and additions thereto, replacements therefor, and substitutions therefor; (d) all “General Intangibles” as that term is defined in the Uniform Commercial Code as of the date hereof, whether now owned or hereafter acquired, including, without limitation, Payment Intangibles and Software (as those terms are defined in the Uniform Commercial Code), all choses in action, causes of action, and all other intangible personal property of the Borrower, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, servicemarks, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, credit files, computer programs, printouts and other computer materials and records, guaranty claims, security interests or other property held by or granted to Borrower to secure payment of any obligation of any obligor of Borrower and any and all of the rights of Borrower of whatever nature under any and all contracts, agreements, or leases (whether of real or personal property) to which the Borrower is or may become a party, including without limitation all of the rights of Borrower to enforce all of the provisions of, and to obtain payments or other performance due under, all contracts, agreements, or leases; (e) all of Borrower’s rights (including rights as licensee and lessee) with respect to all patents, trademarks, copyrights and other intellectual property rights, know-how, technology, computer hardware and software and all rights with respect thereto including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing, and further including (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes, and (f) all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Investor whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also in and to any and all deposits, general or special, and credits of the Borrower with, and any and all claims of the Borrower against, the Bank now or at any time hereafter existing.

1.5. Additional Definitions. Unless otherwise specifically defined herein, all terms used in this Agreement and in all documents referred to herein and which have been defined in Articles 1, 2 or 9 of the Uniform Commercial Code, shall be interpreted and construed in light of the sections, the definitions, the “official comment,” and the definitional and substantive cross-references of the Uniform Commercial Code.

1.6. Affiliate means, with respect to any Person (the subject Person), a Person: (a) which directly or indirectly Controls, or is Controlled by, or is under common Control with, the subject Person; (2) which directly or indirectly beneficially owns or holds a majority of the outstanding shares of any class of voting stock of the subject Person; or (3) a majority of the outstanding shares of any class of the voting stock of which is directly or indirectly beneficially owned or held by the subject Person.

1.7. Agent’s Warrants shall have the meaning set forth in Section 7.18.

1.8. Agreement means this Loan and Security Agreement, as the same may hereafter be supplemented, modi-fied or amended.

1.9. Business Day means with respect to any date that is specified in this Agreement, a day other than a Saturday or Sunday or other day on which commercial banks in the City of New York are required or permitted to be closed during all or part of normal banking hours. Any payment which is due on a date which is not a Business Day shall be payable on the next day which is a Business Day.

1.10. Closing Date means the on which the Borrower issues the Notes and Warrants and receives the proceeds from the sale thereof.

1.11. Collateral means all of Borrower’s personal property, now owned or hereafter acquired, including without limitation all Accounts, Letter-of-Credit Rights, Supporting Obligations, Electronic Chattel Paper, Tangible Chattel Paper and Instruments, as these terms are defined in the Uniform Commercial Code, together with all Inventory, Equipment, Patents, Trademarks and Additional Collateral and all products and proceeds of the foregoing including, without limitation, proceeds of any insurance policies insuring any of the foregoing, all as more particularly described on Schedule 1.10 to the Disclosure Schedule.

1.12. The Commission means the United States Securities and Exchange Commission.

1.13. Common Stock means shares of the NaturalNano’s common stock, par value $.001 per share.

1.14. Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

1.15. Disclosure Schedule shall have the meaning set forth in the introductory paragraph of Section 4 of this Agreement.

1.16. Equipment means all Equipment, as that term is defined in the Uniform Commercial Code as of the date hereof, of Borrower, whether now owned or hereafter acquired, and including, without limitation, machinery, furniture, furnishings, and fixtures, and any and all goods used or bought for use in or being used or for use in the conduct of Borrower’s business and all goods used or bought for use in Borrower’s business which are not included within the definition of Inventory, and all accessions and additions thereto, replacements therefor, and substitutions therefor, supplies and motor vehicles, now owned and hereafter acquired, present and future, by the Borrower of whatsoever name, nature, kind or description, wherever located, and all additions and accessions thereto and replacements or substitutions therefor, and all pro-ceeds thereof and all proceeds of any insurance thereon.

1.17. Escrow Agreement means the escrow agreement among the Borrower, the Investors, the Agent and Sichenzia Ross Friedman Ference LLP, as escrow agent.

1.18. The Exchange Act means the Securities Exchange Act of 1934, as amended.

1.19. Exempt Issuance means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) the Borrower pursuant to the NaturalNano’s outstanding stock option or long-term incentive plans or as otherwise provided in Section 6.10 of this Agreement, (b) securities upon the exercise or conversion of the Securities issued hereunder, in payment of principal or interest on the Notes, and pursuant to the Registration Rights Agreement, (c) any other options, warrants or convertible securities which are outstanding on the Closing Date after completion of the Closing and set forth in Schedule 4.3.1 to the Disclosure Schedule, (d) securities issued pursuant to acquisition, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company (including, without limitation, a company engaged primarily in research and development) in a business which NaturalNano’s board of directors believes is beneficial to the Borrower and in which the Borrower receives benefits in addition to the investment of funds, but shall not include a transaction in which NaturalNano is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For purposes of the parenthetical clause in clause (a), an investor relations firm that is not involved in fund raising is not deemed to be consultant whose services are related to the raising of funds.

1.20. Governmental Entity means a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

1.21. Inventory means all “Inventory” as that term is defined in the Uniform Commercial Code as of the date hereof, including, without limitation, any and all goods, merchandise or other personal property, wherever located and whether or not in transit, now owned or hereafter acquired by the Borrower, which is or may at any time be held for sale or lease, or furnished or to be furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in the Borrower’s business, and all such property the sale or other disposition of which has given rise to Accounts, Chattel Paper, Documents, or Instruments and which has been returned to or repossessed or stopped in transit by the Borrower.

1.22. Knowledge means the actual knowledge of any officer or director of Borrower or such knowledge which the chief executive officer, chief financial officer and chief technical officer would have in the diligent conduct of the Borrower’s business.

1.23. Material Adverse Change means any adverse change in the business, operations, properties, including Patents, Trademarks and other intellectual property rights, or financial condition or prospects of Borrower.

1.24. Material Adverse Effect means any adverse effect on the business, operations, properties, including Patents, Trademarks and other intellectual property rights, or financial condition or prospects of Borrower that is material and adverse to Borrower and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of Borrower to perform any of its material obligations under this Agreement, the Note, the Supplemental Agreements, or the Registration Rights Agreement or to perform its obligations under any other material agreement to which Borrower is a party.

1.25. Notes mean, collectively, the Borrower’s 8% Senior Secured Convertible Notes as defined in Section 2 of this Agreement, in the aggregate principal amount of $3,347,500. The Notes shall be in substantially the form of Exhibit A to this Agreement.

1.26. Obligations mean all loans, advances, debts, liabili-ties, obligations, covenants and duties owing by the Bor-rower to the Investors and/or the Agent of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or in-direct, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such obliga-tions are related to the transaction described in this Agreement and the Transaction Documents, by class, or kind, or whether or not contem-plated by the parties at the time of the granting of this security interest, including without limitation, all interest, fees, charges, expenses and attorneys’ fees chargeable to the Borrower or incurred by the Investors or the Agent in connection with the Notes and the transactions contemplated by the Transaction Documents or otherwise.

1.27. Patents mean all of the Borrower’s right, title and interest, present and future, in and to (a) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States and State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower; and (b) all reissues, continuations, continuations-in-part or extensions thereof and all li-censes thereof; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

1.28. Person means an individual, partnership, corporation, business trust, joint stock Borrower, trust, unincorporated association, joint venture, governmental authority, limited liability Borrower, or other entity of whatever nature.

1.29. Pledge Agreement means the agreement between the Investors, the Agent and NaturalNano pursuant to which it pledges the stock of NN Research. The Pledge Agreement shall be in substantially the form of Exhibit B to this Agreement.

1.30. Purchase Price means the purchase price for the Notes and Warrants, which is $3,250,000.

1.31. Registration Rights Agreement means the registration rights agreement among NaturalNano and the Investors. The Registration Rights Agreement shall be in substantially the form of Exhibit C to this Agreement.

1.32. Requisite Investors means holders of Notes representing, in the aggregate, a majority of then-outstanding principal amount of the Notes.

1.33. The Securities Act means the Securities Act of 1933, as amended.

1.34. Subsidiary means any Person which is either (a) controlled by the Borrower or (b) in which the Borrower and its other Subsidiaries own at least 40% of the equity or have at least 40% of the voting power.

1.35. Supplemental Agreements mean any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto granting or intending to grant to the Investor any lien, security inter-est, pledge, assignment or indemnification to secure the Obligations, or entered into between the Borrower in favor of, or with, and the Investor, at any time, for any purpose including, without limitation, this Agreement and the Note.

1.36. Securities means the Notes and Warrants.

1.37. TI means Technology Innovations, Inc.

1.38. TI Patents means the patents and patent applications relating to all intellectual property rights that are owned by TI and are licensed to NaturalNano or NN Research or are otherwise usable in their respective businesses.

1.39. Trademarks mean all of the Borrower’s right, title and interest, present and future, in and to (a) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower; (b) all reissues, ex-tensions or renewals thereof and all licenses thereof; and (c) the goodwill of the business symbolized by each of the Trademarks, and all customer lists and other records of the Borrower relating to the distribution of products bearing the Trademarks; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

1.40. Transaction Documents means this Agreement, the Securities, the Registration Rights Agreement, the Escrow Agreement, the Pledge Agreement and the other Supplemental Agreements, the UCC-1 financing statements, the collateral assignment of Patents and Trademarks or other instrument relating to the perfection of a security interest in Patents and Trademarks, and all other instruments, documents, certificates and agreements executed in connection with the transactions contemplated by this Agreement.

1.41. Warrants mean the common stock purchase warrants issued by NaturalNano on the Closing Date to the Investors pursuant to Section 2 of this Agreement. The Warrants shall be in substantially the form of Exhibits D-1 and D-2 to this Agreement.

Section 2. ISSUANCE OF SECURITIES.

2.1. Issuance of Securities. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, the Borrower agrees to sell to the Investors, and the Investors agrees to purchase from the Borrower, on the Closing Date (i) Notes in the principal amount of $3,347,500 and (ii) Warrants to purchase a total of 22,823,866 shares of Common Stock, of which Warrants to purchase 11,411,933 shares of Common Stock will have an exercise price of $.22 per share, and Warrants to purchase 11,411,933 shares of Common Stock will have an exercise price of $.33 per share. On the Closing Date, the Borrower shall issue to the Agent, the Agent’s Warrants pursuant to Section 7.18 of this Agreement.

2.2. Payment of Purchase Price. The Purchase Price shall be paid by the Investors to the Borrower on the Closing Date by a wire transfer or check in the amount of the Purchase Price into escrow to be held by the escrow agent pursuant to the terms of the Escrow Agreement.

2.3. Delivery of Securities. Borrower shall cause the Notes and Warrants to be issued to the Investors upon the release of the Purchase Price to the Borrower by the escrow agent pursuant to the terms of the Escrow Agreement.

2.4. Limitation on Right to Convert or Exercise Securities. Notwithstanding any other provision of this Agreement, except as expressly provided in the Note or the Warrants, no Investor or other holder of any Note or Warrant shall be entitled to convert the Note into shares of Common Stock or to exercise the Warrant to the extent that such conversion or exercise would result in beneficial ownership by the Investor or other holder and its Affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date. For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder. The limitation set forth in this Section 2.4 is referred to as the “4.99% Limitation.”

Section 3. COLLATERAL AND SECURITY INTEREST.

3.1. Security Interest. As security for payment and performance of the Obligations, the Borrower hereby assigns and grants to the Investors and the Agent a continuing security interest in the Collateral. The Investor shall retain its security interest in all Collateral, eligible and ineligible, until all Obligations have been fully satisfied. In the event that, for any reason after payment and satisfaction of all Obligations in full, the Investors or any Investor shall be required to return to the Borrower any amounts received by them or it in respect of the Obligations, the Borrower shall remain liable for the amount paid over to Borrower, and such amount, together with interest at the default rate of interest provided in the Notes, shall remain as an Obligation and the security interest shall reattach to the Collateral.

3.2. Collection of Accounts. Upon an Event of Default, the Agent, on behalf of the Investors, or its designee may notify customers or account debtors that Accounts have been assigned to the Investor or of the Investor’s security interest therein and collect them directly. All such payments will be placed by the Agent into a cash collateral account and, until paid to the Investors pursuant to this Agreement, shall be held by the Agent as collateral for payment and/or performance of the Borrower’s Obligations to the Investors.

3.3. Returns and Credits. Any merchandise which is returned by an account debtor or otherwise recovered shall remain part of the Investors’ security. The Borrower shall notify the Investor promptly of all returns and re-coveries and, upon an Event of Default, deliver at Agent’s request, the merchandise to the Agent. The Borrower shall also notify the Agent promptly of all disputes and claims and settle or adjust them at no expense to the Agent or the Investors, but no discount, credit or allowance (other than in the ordinary course of the Borrower’s busi-ness) shall be granted to any customer or account debtor, and no returns of merchandise (other than in the ordinary course of the Borrower’s business) shall be accepted by the Borrower without the consent of the Agent. The Agent may, after an Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable, and in all cases the Agent, on behalf of the Investors, will credit the Borrower’s account with only the net amounts received by the Agent in payment of Accounts.

3.4. Further Assurance. Upon the reasonable request of the Agent or any Investor, the Borrower shall perform all other steps reasonably requested by the Agent or the Investor to create and maintain in the Investor’s favor a valid first priority security interest, assignment or lien in, of or on all Accounts and all other security held by or for the Investor.

3.5. Power of Attorney. The Borrower appoints the Agent, or any person whom the Agent may designate, as its attorney, with power, after an Event of Default: to endorse the Borrower’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into any Investor’s or the Agent’s possession; to sign the Borrower’s name on any invoice or bill of lading relating to any Accounts, on notices of assignment, financing statements, and other public records, on verifi-cations of accounts and on notices to customers; to notify the post office authorities to change the address for de-livery of the Borrower’s mail to an address designated by the Agent; to send requests for verification of Accounts to customers or account debtors; and to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of the attorney. Neither any Investor nor the Agent nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Accounts assigned to the Investors or in which the Investors have a security interest remain unpaid or until the Obligations have been fully satisfied. The Agent, on behalf of the Investors, or the Investors may file one or more financing statement disclosing the Investors’ security interest without the Borrower’s signature appearing thereon.

3.6. Possession of Collateral. Upon an Event of Default, the Agent, on behalf of the Investors, will have the right: (a) to take physical possession of the Collateral and to maintain such possession on the Borrower’s premises; and/or (b) to remove the Collateral or any part thereof to such other places as the Investor may desire; and/or (c) without removal, to render the Equipment unusable and to dispose of the Collateral on the Borrower’s premises. Upon an Event of Default, the Borrower shall, upon the Investor’s demand, assemble the Collateral and make it available to the Investor at a place reasonably convenient to the Investor.

3.7. Location of Collateral. The Collateral is and will be owned by the Borrower, free of all other liens and encumbrances (except as set forth in Schedule 3.7 to the Disclosure Schedule), and shall be kept by the Borrower at those locations listed in Schedule 3.7 to the Disclosure Schedule and the Borrower will not (without the Investors’ prior written approval) remove the Collateral therefrom, except for the purposes of sale in the regular course of business.

3.8. Limitation on Disposition of Collateral. The Borrower will not sell, exchange or otherwise dispose of the Collateral, other than Inventory in the ordinary course of business, or any part thereof, or any interest therein without the express written authorization of the Agent; in the event of the sale, exchange or other disposition of the Collateral or any part thereof or any interest therein (and no such sale, exchange or other disposition is hereby otherwise authorized or consented to), the security interest of the Investors shall nevertheless continue in said Collateral (including all proceeds, cash and non-cash) notwithstanding said sale, exchange or other disposition; all of said proceeds shall remain Collateral hereunder and shall be transferred and paid over to the Investor immediately following said sale, exchange or other disposition, and shall be applied at the option of the Investor to the payment of the Obligations; and the receipt by the Investor of all or any of said proceeds shall not be deemed or construed to be an authorization or consent of the Investor to such sale, exchange or other disposition of said Collateral. Any license of Borrower’s patents and other intellectual property rights with a non-affiliated party negotiated on an arms-length basis shall not be deemed a disposition of such patents or other intellectual property rights, it being understood and agreed that the Investors’ security interest shall attach to Borrower’s rights under such license.

3.9. Further Assurances Relating to Inventory. The Borrower shall perform any and all steps reasonably requested by the Investors or the Agent to perfect the Investors’ security interest in the Inventory, such as leasing warehouses to the Investors or the Investors’ designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to the Investors or the Agent, maintaining stock records and transferring Inventory to warehouses. If any Inventory is in the possession or control of any of the Borrower’s agents or processors, the Borrower shall notify such agents or processors of the Investors’ security interest therein, and, upon request, instruct them to hold all such Inventory for the Investors’ account and subject to the instructions of the Investors or the Agent. A physical listing of all Inventory, wherever located, shall be taken by the Borrower whenever reasonably requested by the Agent, and a copy of each such physical listing shall be supplied to each Investor. The Investors and the Agent may examine and inspect the Inventory at any time during normal business hours upon reasonable prior notice.

3.10. Further Assurances Relating to Intellectual Property Rights. The Borrower shall file such instruments and documents as shall be necessary to insure that any Patents and Trademarks which may be owned by Borrower or any Subsidiary are subject to the security interest granted by this Agreement. The Borrower shall not take any action which would have an adverse effect upon the ability of the Investors to maintain and enforce their security interest in license agreements for which Borrower is the licensee.

3.11. Discharge of Liens. The Investors may, at their option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, and the Investors may pay insurance premiums or procure insurance and otherwise pay for the maintenance and preservation of the Collateral and the Borrower will reimburse the Investors on demand for any payment made or expense incurred by the Investor pursuant to the foregoing authority, with interest at the highest rate provided in this Agreement.

3.12. Existence, Properties, Insurance. The Borrower will at all times maintain, preserve and protect all franchises, patents, and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any property is held or may be held, so that the business carried on in connection therewith may be continuously conducted. The Borrower will have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft and such risks as any Investor may require containing such terms, in such form, and for such periods, and written by such companies as may be satisfactory to the Investors, such insurance to be payable to the Investors and the Borrower as their interests may appear; each policy of liability insurance shall name each Investor and the Agent as an additional insured; each policy of property casualty and business interruption insurance shall have a loss payee endorsement providing:

3.12.1. That loss or damage, if any under the policy, shall be payable to the Agent, as agent for the Investors, as mortgagee and/or secured party, as its interests may appear;

3.12.2. That the insurance as to the interest of the Investors shall not be invalidated by any act or neglect of the insured or owner of the property described in said policy, nor by any foreclosure, or other proceeding, nor by any change in the title of ownership of said property, nor by the occupation of the premises where the property is located for purposes more hazardous than are permitted by said policy;

3.12.3. That, if the policy is canceled at any time by the insurance carrier, in such case the policy shall continue in force for the benefit of the Investors for not less than thirty (30) days after written notice of cancellation to the Investors from the insurance carrier; and

3.12.4. That the policy will not be reduced or canceled at the request of the insured nor will said loss payee endorsement be amended or deleted without thirty (30) days’ prior written notice to the Investors from the insurance carrier.

3.13. Certificate of Insurance. The Borrower will furnish the Investors and the Agent with certificates or other evidence satisfactory to the Investors of compliance with the foregoing insurance provisions, and upon an Event of Default the Agent may act as attorney for the Borrower in obtaining, adjusting, settling, and canceling such insurance and receiving and endorsing any drafts. The Borrower hereby assigns to the Investors any and all monies which may become due and payable under any policies of property casualty insurance insuring the Collateral and business interruption insurance, including return of unearned premiums, and hereby directs any insurance Borrower issuing any such policy to make payment directly to the Investors and authorizes the Agent, on behalf of the Investors, at its option: (a) to apply such monies in payment on account of any of the Obligations, whether or not due, and remit any surplus to the Borrower; or (b) to return said funds to the Borrower for the purpose of replacement of the Collateral. The Borrower will also at all times maintain necessary workmen’s compensation insurance and such other insurance as may be required by law or as may be reasonably required by the Investors.

3.14. Setoff. Borrower hereby grants to the Investors a lien, security interest and a right of setoff as security for all of the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Investor or the Agent or any entity under the control of Investor or the Agent , or in transit to any of them. At any time after the occurrence of an Event of Default, without demand or notice, Investors may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other Collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE INVESTOR TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The Investors shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and the Borrower waives to the fullest extent that it lawfully can, (a) any right it might have to require the Investors to pursue any particular remedy before proceeding against the Investor and (b) any right to the benefit of, or to direct the application of the proceeds of any Collateral until the Obligations are paid in full.

3.15. Agreements of the Borrower with Respect to the Collateral. Borrower agrees as follows with respect to the Collateral:

3.15.1. Subject to the provisions of this Section 3.15, as long as no event of default shall exist and be continuing, Borrower may receive and retain the proceeds of any Accounts, without any obligations to pay any such amounts to the Investors as a payment of Obligations, and the Investors shall have no right to contact or notify in any manner any Account Debtor directly; provided, however, that the Investors shall have the right to obtain verification of Accounts Receivable and may, through a third party designated by the Investors and reasonably acceptable to Borrower, communicate with Account Debtor to confirm the amount of the receivable, and the Borrower shall bear the cost of such verification. Borrower hereby agrees, at its own expense, to endeavor to collect, as and when due, all amounts due under the Accounts, including the taking of such action with respect to such collection as the Investors may reasonably request or, in the absence of such request, as Borrower shall deem advisable.

3.15.2. Borrower shall establish a special account (the “Special Account”) at the Bank or at a New York City bank reasonably acceptable to the Investors, in which Borrower shall deposit or have deposited, in a manner and in accordance with a procedure acceptable to the Investors, as security for payment of the Obligations, all cash, checks, drafts, wire transfers and other instruments for the payment of money which may be received by Borrower at any time in full or partial payment or otherwise as proceeds of any of the Accounts. Such amounts or items which may be received by Borrower and any amounts or items deposited in the Special Account shall not be commingled with any other of Borrower’s funds or property, but will be held separate and apart from Borrower’s other funds and property. Except as provided in Section 3.15.3 of this Agreement, Borrower may administer the funds deposited in the Special Account and may withdraw and utilize such funds as required in the course of its business. Borrower shall provide the Investors and the Agent with the account number, branch, bank and bank officer in charge with respect to the Special Account and shall advise the Bank in writing that, upon receipt by the Bank of notice from the Investors or the Agent as contemplated by said Section 3.15.3, the Investors shall Lender, have the rights with respect to the Special Account as are set forth in said Section 3.15.3.

3.15.3. The Investors may, at any time when any Obligations are outstanding, if an Event of Default shall have occurred, require Borrower to give the Investors control of the Collateral.

(a) The Investors’ control of the Accounts shall include, but not be limited to, the Investors’ right, at Borrower’s cost and expense, to (i) assume control, to the exclusion of Borrower, of the Special Account; (ii) to establish one or more lockbox accounts at one or more banks or trust companies designated by the Investors under which the Investors would exercise exclusive control over withdrawals from and charges against such accounts, to the exclusion of Borrower; (iii) to notify Account Debtor and instruct them to make all payments due Borrower to the lockbox account designated by the Investors, and (iv) to take such action as the Investors deem appropriate, including the institution of collection proceedings and litigation, against any delinquent Account Debtor, in Borrower’s name and/or Investors’ own names, as the Investors shall deem appropriate, and to sell any such Collateral as hereinafter provided.

(b) The Investors’ control of the Collateral other than Accounts shall include, but not be limited to, the Investors’ or the Agent’s right, at Borrower’s cost and expense, (i) to enter upon any premises on which any of the Collateral may be located and, without resistance or interference by Borrower, take possession of the Collateral, (ii) to dispose of any part or all of the Collateral on any premises of Borrower, as hereafter provided, and to dispose of any Collateral consisting of intellectual property, including Patents and Trademarks, in such manner as the Investors or the Agent shall deem reasonable, (iii) to require Borrower to assemble and make available to the Investors or the Agent any part or all of the Collateral at any place and time designated by the Investors and reasonably convenient to both parties, it being agreed that a location in the New York City Metropolitan Area is reasonably convenient to Borrower, (iv) to remove any or all of the Collateral from any premises on which the same may be located, for the purpose of effecting sale or other disposition thereof or for any other purpose, and (v) to take such action as Investors deem appropriate, including the sale, lease, rental or other disposition of any such Collateral as hereinafter provided.

(c) Borrower will take such action as the Investors may request in order to assist the Investors in exercising its rights under this Section 3.15.3, and the Investors, the Agent or their designees may take such action, in the name and on behalf of Borrower, as they deem necessary in order to enable them to exercise their rights under this Section 3.15.3. In the event that Borrower shall receive any cash, checks, drafts, wire transfers and other instruments for the payment of money in full or partial payment or otherwise as proceeds of any of the Collateral, Borrower shall immediately cause such amounts and items to be deposited in a lockbox account designated by the Investors or the Agent. In the event that Borrower shall obtain possession, by return, repossession or otherwise, of any goods the sale or lease of which shall have given rise to any Accounts, Borrower will, not later than three days after such items shall have come into Borrower’s possession, pay to the lockbox account designated by the Investors, the unpaid purchase price or lease rental of such goods.

(d) In the event that, pursuant to Section 3.15.3(a) or (b) of this Agreement, the Agent or the Investors assume control of the Accounts, then the Agent shall apply the proceeds from the Accounts to a reduction of the Obligations in such order as the Agent shall, in its sole discretion, determine, including the payment of the expenses incurred in collection of Accounts or any other Collateral. Any excess shall be paid over to Borrower. The Agent is hereby authorized to endorse, in the name of Borrower, any item, howsoever received by the Investors or the Agent representing any payment on or other proceeds of any of the Collateral. The proceeds of the Accounts shall be applied to the reduction of the Obligations in the manner hereinbefore set forth on the Business Day following the date on which the Investors receive the cash from the Accounts, which day shall be, with respect to a check delivered in respect of an Account, the day on which the lockbox bank can advise the Agent that the check has cleared.

(e) Upon the occurrence of any Event of Default and at any time thereafter as long as any Obligations are outstanding, the Investors may, without notice to (except as set forth in this Section 3.15) or demand upon Borrower, declare any part or all of the Obligations immediately due and payable, and the Investors shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all other rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently:

(i) The Agent may, at any time and from time to time, with or without judicial process or the aid and the assistance of others, sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, upon such terms, at such place(s) and time(s) and to such persons, firms or corporations as the Investors deem best, all without demand for performance or any notice or advertisement whatsoever except that, where an applicable statute requires reasonable notice of sale or other disposition, Borrower hereby agrees that the sending of five (5) days’ notice, given in the manner provided in Section 11.4 of this Agreement (other than by telecopier), to the address of Borrower set forth in this Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. If any of the Collateral is sold by the Investors upon credit or for future delivery, the Investors shall not be liable for the failure of the purchaser to pay for same, and in the event of such failure, the Investors may resell or otherwise dispose of such Collateral. The Agent or any Investor may buy any part or all of the Collateral at any public or private sale and in each case make payment therefor by any means, whether by credit against the Obligations or otherwise; the Investors may apply the cash proceeds actually received from any sale or other disposition to the costs and expenses in connection therewith, including the expenses of retaking, holding, preparing for sale, selling or otherwise disposing of the Collateral, to reasonable attorneys’ fees, to legal and travel expenses, premiums on bonds and undertakings, fees of custodians, sheriffs, marshals and auctioneers and others, and all other expenses which may be incurred by the Investors in attempting to collect the Obligations or in otherwise exercising their rights pursuant to this Agreement, proceed against the Collateral or enforce the Notes or this Agreement, or in the prosecution or defense of any action or proceeding related to the Obligations or the Note and/or this Agreement, and then to the Obligations in such order and manner and as to principal and interest and other Obligations as the Agent may in its sole discretion determine; and Borrower shall remain liable and will pay the Investors on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on any of the Obligations, and the balance of any cost or expenses unpaid, with any surplus to be paid to Borrower subject to legal process or any duty of the Investors imposed by law in favor of the holder of any subordinate security interest in the Collateral known to the Investors. Any purchase of any Collateral by the Investors shall be purchased by it discharged from all claims and free from any right of redemption. In case of any sale by the Agent of any of the Collateral on credit, or for future delivery, the property so sold may be retained by the Agent until the selling price is paid by the purchaser. Neither the Agent nor any Investor shall incur any liability if the purchaser fails to take up and pay for the property so sold. In case of any such failure, the Collateral may be sold again, from time to time. It is understood that any action or rights which Investors may exercise shall be exercised by the Agent on behalf of the Investors.

(ii) The Investors may at any time and from time to time without notice to Borrower set off, appropriate and apply any and all Collateral in or coming into possession of the Investors to the payment of any or all of the Obligations, in such order and manner and as to principal and interest and expenses as the Investors may in its sole discretion determine.

(f) If, and to the extent that, a perfected security interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever (including, without limitation, release of all or any balance in the Special Account or any lockbox account or use or disposition by Borrower of any proceeds of Collateral), then such Collateral (referred to in this Section 3.15.3(vi) as “released Collateral”) shall be deemed thereby released from the security interest hereunder in exchange, as of the time of such release, for any other Collateral of equivalent value in which a perfected security interest under this Agreement is being obtained contemporaneously or has been most recently obtained; but only to the extent such other Collateral does not represent either (A) Collateral in exchange for which any previously released Collateral shall have been deemed released, or (B) Collateral of equivalent value to any loan or advance (otherwise than by renewal or extension) from the Investors to Borrower in which Collateral a perfected security interest hereunder shall have been obtained contemporaneously with or most recently prior to such loan or advance.

3.16. Other Obligations of Borrower. Borrower:

3.16.1. will, upon request of the Agent or the Investors, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Investors) and do such other acts and things, all as the Agent or any Investor may from time to time reasonably request to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties) to secure the payment of the Obligations;

3.16.2. will keep, at its address set forth in this Agreement, its records concerning the Collateral, which records will be of such character as will enable the Agent, the Investors or their designees to determine at any time the status of the Collateral, and Borrower will not, without the Investors’ prior written consent, duplicate any such records at any other address;

3.16.3. will, within twenty (20) calendar days of the last day of each month, unless the Investors agree to quarterly information, furnish the Agent and the Investors with monthly schedules (including information with respect to employee payroll taxes), executed by a duly authorized officer of Borrower, showing all Accounts outstanding, on an aging basis, in such detail as the Agent or the Investors may request, in addition to such other information concerning Borrower, the Collateral, the Special Account and the Account Debtors relating to the Accounts as the Investors may from time to time request;

3.16.4. will permit the Agent, any Investors and their designees, from time to time, upon reasonable notice, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Borrower pertaining to the Collateral, the Special Account and the Account Debtors;

3.16.5. will stamp on its records concerning the Collateral, a notation, and will affix to any Collateral which constitutes equipment, a notice, in form satisfactory to the Agent or the Investors, of the security interest of the Investors under this Agreement;

3.16.6. will not create or permit to exist any lien on or security interest in any Collateral to or in favor of anyone other than the Investors;

3.16.7. will reimburse the Investors for all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Investors in seeking to collect or enforce any rights to the Collateral or under this Agreement, the Note or the other Transaction Documents;

3.16.8. when and as reasonably requested by the Investors, will execute and deliver to the Investors reports as to the Collateral listing all items thereof and, with respect to Collateral other than Accounts Receivable, describing the condition and value thereof;

3.16.9. will assume all responsibility for the operation and use of the Collateral;

3.16.10. will maintain liability and casualty insurance in such amounts and against such risks as is customary in the industry; provided, that in no event shall liability insurance be for less than three million dollars ($3,000,000) and casualty insurance for less than the total Obligations plus the any other indebtedness of Borrower, and name the Investors as an additional insured;

3.16.11. will, at Borrower’s sole cost and expense, perform all acts, and execute all documents reasonably requested by the Agent or any of the Investors at any time to evidence, perfect, maintain and enforce the Investors’ first priority security interest in the Collateral, or otherwise in furtherance of the provisions of this Agreement; and

3.17. Concerning the Agent. The Investors hereby acknowledge and appoint the Agent to act on their behalf as provided in this Agreement, and that, in so acting, the Agent is acting on behalf of the Investors. The Agent shall incur no liability to the Investors for any action taken or any omission to take any action unless such action or failure of action resulted from the Agent’s gross negligence or willful conduct.

3.18. Right of Investors to Make Payments. The Investors may, in their sole discretion and at any time, for the account and expense of Borrower, pay any amount or do any act required of Borrower hereunder or requested by the Investors to preserve, protect, maintain or enforce the Obligations, the Collateral or the priority of the security interest granted in this Agreement, and which Borrower fails to do or pay, including, without limitation, payment of any judgment against Borrower, any insurance premium, any warehouse charge, any processing charge, any landlord’s claim, and any other lien, claim or encumbrance upon or with respect to the Collateral and any such payment shall be added to the Obligations and shall be repayable upon demand, together with interest at the highest rate then payable on any of the Obligations. The Agent or the Investors may, in their sole discretion and at any time, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by the Investors with respect to, any of the Collateral, and/or extend the time of payment, arrange for payment in installments or otherwise modify the terms of, or release, any of the Obligations and/or the Collateral, or any obligor, maker, endorser, acceptor, surety or guarantor of, or any party to, any of the Obligations or the Collateral, all without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the first priority security interest granted in this Agreement. Any proceeds of the Collateral received by Borrower shall not be commingled, but shall be segregated, held by Borrower in trust as the exclusive property of the Investors, and be immediately delivered to the Investors in kind, duly endorsed in blank where appropriate to effectuate the provisions of this Agreement, the same to be held by the Investors as additional Collateral hereunder or, at the Investors’ option, to be applied to payment of the Obligations, whether or not due and in any order, all as provided in Section 3.15.3 of this Agreement. At any time, the Investors may assign, transfer and deliver or otherwise dispose of any of the Obligations alone or together with any or all of the Collateral, whereupon such Investors shall be fully discharged from all responsibility and the transferee shall be vested with full powers and rights of such Investors with respect thereto, but the Investors shall retain all rights and powers with respect to any obligations or Collateral not assigned, transferred, delivered or otherwise disposed of.

3.19. Waiver of Automatic Stay. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Investors should be entitled to, among other relief to which they may be entitled under the Transaction Documents and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Transaction Documents and/or applicable law. TO THE EXTENT PERMITTED BY LAW, THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Transaction Documents, and that the Holder would not agree to the terms of the Note or the other Transaction Documents if this waiver were not a part of this Agreement. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Investors, the Agent nor any person acting on behalf of the Investors or the Agent has made any representations to induce this waiver, that the Borrower has been represented in the signing of this Agreement, the Notes and the other Transaction Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Section 4. REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS. The Borrower hereby represents and warrants to the Investors (which representations and warranties will survive the delivery of the Securities and this Agreement shall be deemed to be continuing until the Note is fully paid or converted and the Warrants are fully exercised) that, except as set forth in a disclosure schedule separately provided to the Investors (the “Disclosure Schedule”):

4.1. Organization and Qualification. Each of NaturalNano and NN Research:

4.1.1. Is and will continue to be duly organized and validly existing and in good standing under the laws of its state of organization.

4.1.2. Is qualified and in good standing to do business in all other jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where such failure will not have a Material Adverse Effect. Neither NaturalNano nor NN Research is qualified to conduct business in the State of New York and each of them will promptly take such steps as are necessary in order that they are qualified to conduct business as a foreign corporation in the State of New York.

4.1.3. Has the power to execute and deliver this Agreement, the Securities, the Registration Rights Agreement, the other Supplemental Agreements and to borrow hereunder.

4.1.4. Has all requisite permits, authorizations, franchise agreements and licenses, without unusual restrictions or limitations, to own, operate and lease its properties and to conduct the business in which it is presently engaged, all of which are in full force and effect.

4.2. No Legal Bar. All corporate and other action necessary for the Borrower to execute, deliver and perform in accordance with the terms of this Agreement and the other Transaction Documents has been taken, and this Agreement constitutes, and the other Transaction Documents to which the Borrower is a party, will, when executed and delivered, constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms. The execution and delivery of this Agreement and compliance by the Borrower with any of the terms and provisions hereof or of the Notes, the Registration Rights Agreement and any other Transaction Documents will not, on the Closing Date and thereafter as long as the Notes remain unpaid or unconverted and any portion of the Warrants remains unexercised, violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality, or any agreement or instrument to which the Borrower is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon or in any of its assets, except as contemplated by this Agreement; and no consent of any other party, and no consent, license approval or authorization of or registration or declaration with any governmental bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Note, the Registration Rights Agreement or any of the other Transaction Documents.

4.3. Capitalization.

4.3.1. The authorized and outstanding capital stock of NaturalNano as of the date of this Agreement and as adjusted to reflect issuances pursuant to or contemplated by this Agreement is set forth in Schedule 4.3.1 to the Disclosure Schedule. Schedule 4.3.1 contains all shares and derivatives currently and potentially outstanding. The Borrower hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3.1, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances.

4.3.2. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and non-assessable and free from preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free from preemptive rights.

4.3.3. Except for the issuance of Common Stock upon conversion of the Notes and upon exercise of the Warrants or as set forth in Schedule 4.3.1 to the Disclosure Schedule as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Borrower, or agreements, understandings or arrangements to which the Borrower is a party, or by which the Borrower is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Borrower agrees to inform the Investors in writing of any additional options, warrants, rights or convertible securities granted prior to the Closing Date or which, prior to the Closing Date, the Borrower agrees to issue.

4.3.4. The Borrower on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investors, the Notes and Warrants, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Notes or exercise of the Warrants, the Investors will acquire title to such underlying shares of Common Stock, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever except for any of the foregoing which results from actions or omissions on the part of the Investor.

4.3.5. The capital stock of NN Research consists of 30,000,000 authorized shares of common stock, par value $.01 per share, of which 10,000,000 shares are issued and outstanding and owned by NaturalNano, free and clear of any lien, option, security interest, purchase right or other encumbrance. Except as contemplated by this Agreement, the Note, the Warrants and the Supplemental Agreements and except as set forth in Schedule 4.3.1 to the Disclosure Schedule, the Borrower does not have any agreements or understandings pertaining to the purchase or sale of its equity.

4.3.6. Except as set forth in Schedule 4.3.7, Borrower does not have any Subsidiary and there is no Person in which Borrower has an equity interest or to which Borrower has advanced money, whether or not represented by a note, or directly or indirectly guaranteed obligations or provided security for the obligations of such Person.

4.3.7. The Borrower’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Borrower’s equity or rights to receive equity of the Borrower. The board of directors of the Borrower has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Borrower. The Borrower specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Notes and upon exercise of the Warrants is binding upon the Borrower and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Borrower or parties entitled to receive equity of the Borrower.

4.4. Financial Statements; SEC Documents.

4.4.1. Borrower has delivered to the Investors its audited consolidated balance sheet at December 31, 2005 and its audited consolidated statements of operations for the year ended December 31, 2005, the period from inception (December 22, 2004) to December 31, 2004 and the cumulative period from December 22, 2004 to December 31, 2005, statement of stockholders’ equity for the year ended December 31, 2005, for the period from December 22, 2004 to December 31, 2004 and the cumulative period from December 22, 2004 to December 31, 2005, and statements of cash flows for the year ended December 31, 2005, for the period from December 22, 2004 to December 31, 2004 and the cumulative period from December 22, 2004 to December 31, 2005 together with notes to the financial statements, and its unaudited consolidated condensed balance sheet at September 30, 2006, consolidated statements of operations for the nine months ended September 30, 2006 and the period from December 22, 2004 through September 30, 2006, statements of stockholders’ equity for the period from December 22, 2004 through September 30, 2006, and statements of cash flows for the nine months ended September 30, 2006 and 2005 and the period from December 22, 2004 through September 30, 2006 together with notes to financial statements. The audited financial statements were audited by, and the unaudited financial statements were reviewed, but not audited, by Goldstein Golub Kessler LLP, registered independent accounting firm. Goldstein Golub Kessler LLP is independent within the rules and regulations of the Commission. The financial statements present and reflect, in accordance with generally accepted accounting principles, consistently applied, the Borrower’s financial position on the balance sheet date and the results of its operations, changes in stockholders’ equity and cash flows for the periods covered in accordance with generally accepted accounting principles consistently applied; provided, however, that the financial statements for the interim period were prepared in accordance with the rules and regulations of the Commission applicable to quarterly reports on Form 10-QSB. The books and records of the Borrower have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles consistently applied and any other applicable legal and accounting requirements and reflect only actual transaction. The Borrower has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the financial statements, other than those incurred in the ordinary course of the Company’s businesses since September 30, 2006, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.4.2. As of the date of the financial information submitted, there were no material unrealized or anticipated losses from any unfavorable commitments of the Borrower; and there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower from that set forth in said financial statements.

4.4.3. The Borrower has provided the Investors with a copy of:

(a) Each letter of comment received from the Commission since December 22, 2004.

(b) Each letter responding to the comments of the Commission.

(c) Each so-called management letter from the Borrower’s independent registered accounting firm which sets forth any comments on the Borrower’s financial statement, financial controls or other financial procedures or the Borrower’s books and records, or, if no such letter has been issued, a letter from the independent registered accounting firm to that effect.

(d) Any response to any management letter.

4.4.4. The Common Stock is traded on the OTC Bulletin Board, and, at or prior to the effective date of the Registration Statement, as defined in the Registration Rights Agreement, will be, eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program (the “DTC Program”). The name, address, telephone number, fax number, contact person and e-mail address of the NaturalNano’s transfer agent are set forth on Schedule 4.4.4 to the Disclosure Schedule. The Borrower has not taken any action which is likely to cause the Common Stock to be delisted from trading on the OTC Bulletin Board or to lose its eligibility for transfer pursuant to the DTC Program, and the Borrower does not know of any event which is likely to result in such delisting or ineligibility. NaturalNano will take such action as is necessary in order to file its 10-KSB for the year ended December 31, 2006 in a timely manner without the need to file for an extension pursuant to Section 12b-25 of the Exchange Act.

4.4.5. The Borrower has responded to all comments from the Commission relating to any filing made by the Borrower pursuant to the Securities Act or the Exchange Act, other than comments relating to a registration statement on Form SB-2 which will be withdrawn.

4.4.6. All of the Borrower’s filings with the Commission pursuant to the Exchange Act comply as to form with the requirements of the Exchange Act and the information contained therein does not contain a material misstatement of fact or the omission of a fact necessary to make the information presented not misleading.

4.5. Title, Liens and Encumbrances.

4.5.1. The Borrower has good and marketable title, and the right to grant a security interest in, to all Collateral, and none of the Collateral is subject to any pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or title retention or other security agreement or arrangement of any character whatsoever other than as permitted in the Supplemental Agreements.

4.5.2. The security interest granted by this Agreement constitutes a valid, binding and enforceable first priority security interest on the Collateral, except as enforceability may be affected by bankruptcy, insolvency and other laws of general applications affecting the enforcement of creditors’ rights.

4.6. No Material Litigation. There is no litigation or administrative proceeding of or before any Government Entity is pending or, to the Knowledge of the Borrower, threatened against the Borrower or any of its property which, if adversely determined based on the claims made against the Borrower, would have a Material Adverse Effect.

4.7. No Default. The Borrower is not, on the date hereof, in default with respect to the payment or performance of any of its obligations or in the performance of any covenants or conditions to be performed by it pursuant to the terms and provisions of any indenture, agreement or instrument to which it is a party or by which it may be bound and the Borrower has received no notice of default thereunder.

4.8. Compliance with Laws. The Borrower has complied in all material respects with and will continue to comply with all applicable statutes and regulations of the United States of America, and all states, counties, municipalities and agencies of any thereof with respect to (a) any restrictions, specifications or other requirements pertaining to products or technology which the Borrower develops, manufactures or sells, or to the services it performs; (b) the conduct of its business operations; (c) the use, maintenance and operation of the real and personal properties owned or leased by it in the operation of its business, including compliance with all application zoning and environmental laws and regulations; and (d) the issued and outstanding capital stock of the Borrower and the disclosure of material facts and information to its stockholders.

4.9. No Secondary Liabilities. There are no outstanding contracts or agreements of guaranty or suretyship made by the Borrower, or to which it is a party, or to which the Borrower or any of the Borrower’s assets are subject.

4.10. Taxes. The Borrower has filed or caused to be filed or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state and local tax returns required by law to be filed, and has paid and will continue to pay all taxes shown to be due and payable on said returns or on any assessment made against it, except if being contested in good faith and adequate provision has been made therefor on its books of account. No claims are being asserted with respect to such taxes which are not reflected in the financial statements which have been furnished by the Borrower to the Investors.

4.11. Intellectual Property Rights.

4.11.1.  Schedule 4.11 to the Disclosure Schedule sets forth a true and complete list of any existing Patents and patent applications, Trademark registrations and applications, service mark registrations and applications, computer software (other than off-the-shelf software for which the Borrower has the required number of use licenses), copyright registrations and applications, material unregistered trademarks, service marks, and copyrights, and internet domain names used or held for use in connection with the Borrower’s business, together with all licenses related to the foregoing, whether the Borrower is the licensee or licensor thereunder. Schedule 4.11 specifically identified each of the TI Patents.

4.11.2. The Borrower is the sole and exclusive owner or valid licensee of all Patents, Trademarks and other intellectual property which is shown on said Schedule 4.11 to be owned by it, free and clear of all encumbrances other than the rights of licensees under license agreements which are set forth on said Schedule 4.11, and, with respect to licensed intellectual property, encumbrances incurred by Persons other than the Borrower, except as disclosed in the said Schedule 4.11 with respect to one of Patents; provided, however, that the failure to have title Patent will not have a Material Adverse Effect. The Borrower is the licensee under a valid and enforceable license agreement with respect to all intellectual property shown on Schedule 4.11 as being licensed by the Borrower. Neither the execution of this Agreement nor the enforcement of any rights which the Investors or the Agent may have under this Agreement and the Other Supplemental Agreements breaches or would result in a breach of the license agreement or would give the licensor any right to terminate or otherwise modify the terms of the license agreements.

4.11.3. All patents, registrations and applications for intellectual property that are owned by the Borrower and listed in Schedule 4.11 (a) are, to the Knowledge of the Borrower, valid, subsisting, in proper form and, to the Knowledge of Borrower, have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (b) except as disclosed on the Schedule 4.11, have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Entity in any jurisdiction. The Borrower has no Knowledge of any facts that would make any intellectual property invalid or unenforceable.

4.11.4. To the Knowledge of the Borrower, all Patents that are licensed by the Borrower are valid and subsisting.

4.11.5. To the Borrower’s Knowledge, the Borrower owns or has the valid right to use all of the intellectual property used by it or held for use by it in connection with its business. To the Knowledge of the Borrower, there are no conflicts with or infringements of any of the Borrower’s intellectual property by any third party. To the Knowledge of the Borrower, the conduct of the Borrower’s businesses the Borrower as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party.

4.11.6. Except as set forth on Schedule 4.11, there is no claim, suit, action or proceeding pending or, to the Knowledge of the Borrower, threatened against the Borrower (i) alleging any such conflict or infringement with any third party’s proprietary rights or (ii) challenging the ownership, use, validity or enforceability of the intellectual property used by the Borrower in its business.

4.11.7. All consents, filings, and authorizations by or with Governmental Entities or third parties, if any, necessary with respect to the consummation of the transactions contemplated by this Agreement, as they may affect the Borrower’s intellectual property, have been obtained.

4.11.8. The Borrower has not entered into any consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Borrower’s intellectual property or, to the Knowledge of the Borrower, any intellectual property licensed by the Borrower, or the intellectual property of any third party, except as contained in any license agreements listed in Schedule 4.11.

4.11.9. The Borrower is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, the Note or the Other Supplemental Agreements, in breach of any license, sublicense or other agreement relating to the Borrower’s Intellectual Property.

4.12. Absence of Certain Changes. Since September 30, 2006, except as set forth in the Schedule 4.12 to the Disclosure Schedule, the Borrower has conducted its business only in the ordinary and usual course consistent with past practice, and the Borrower has not:

4.12.1. Suffered any Material Adverse Change;

4.12.2. Incurred any liability or obligation (absolute, accrued, contingent or otherwise) except for those incurred in the ordinary course of business and consistent with past practice (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability) or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

4.12.3. Paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the September 30, 2006 balance sheet or incurred in the ordinary course of business and consistent with past practice since September 30, 2006;

4.12.4. Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

4.12.5. Cancelled any debts or waived any claims or rights of substantial value;

4.12.6. Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

4.12.7. Disposed of or permitted to lapse any rights to the use of any intellectual property, or disposed of or disclosed to any Person any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

4.12.8. Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment which is disclosed in the Borrower’s financial statements) or any increase in the compensation payable or to become payable to any officer or employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

4.12.9. Made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made in the aggregate capital expenditures and commitments in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

4.12.10. Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Borrower;

4.12.11. Made any change in any method of accounting or accounting practice;

4.12.12. Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate of any of its officers or directors except for directors’ fees and compensation to officers at rates not exceeding the rates disclosed in NaturalNano’s most recent filings with the Commission;

4.12.13. Allowed any obligations of the Borrower to become more than thirty (30) days past due; or

4.12.14. Agreed, whether in writing or otherwise, to take any action described in this Section 4.12.

4.12.15. Approved any stock dividend, split or distribution, reverse split, combination of shares or other recapitalization.

4.13. Employment Agreements; Collective Bargaining Agreements.

4.13.1. Except as set forth in Schedule 4.13 to the Disclosure Schedule, the Borrower has not entered into, and is not a party to, any employment, consulting or other services agreement with any officer, director, 5% stockholder or other person who has base compensation of more than $75,000. A copy of each of such agreements has been provided to the Investors.

4.13.2. Schedule 4.13 also sets forth the directors’ compensation and any proposed changes in the directors’ compensation.

4.13.3. The Borrower is not a party to any collective bargaining agreements.

4.14. Employee Benefit Plans. To the extent that any present or future pension or other employee benefit plan of the Borrower is subject to state or federal statutes or regulations, the Borrower represents and warrants that it is and shall at all times be in compliance with said statutes and regulations and will furnish the Investors with copies of such reports as it may be required to furnish under said statutes or regulations. A description of each such plan is set forth in Schedule 4.15 to the Disclosure Schedule.

4.15. Commercial Tort Claims. The Borrower shall promptly notify the Investors and the Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon the Agent’s reasonable request, enter into a Supplemental Agreement and do such other acts and things required by Agent or the Investors to confirm Investors’ security interest in such Commercial Tort Claim.

4.16. Other Collateral. Borrower shall promptly notify Investor in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the reasonable request of any Investor or the Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Investors or the Agent to deliver to Investors control with respect to such Collateral; promptly notify Investors in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of documents or other instruments and, upon the reasonable request of any Investor or the Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Investors or the Agent to deliver to Investors possession of such Documents which are negotiable and Instruments, and, with respect to non-negotiable Documents, to have such nonnegotiable Documents issued in the name of Investors; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document and obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of Investor.

4.17. Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as may be required by the UCC and such other instruments, assignments or documents as are necessary to perfect Investor’s lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Investor’s lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby irrevocably authorizes the Agent on behalf of the Investors to execute and/or file any such financing statements, including, without limitation, financing statements that indicate the Collateral as all assets of Borrower or words of similar effect, on Borrower’s behalf. Borrower also hereby ratifies its authorization for the Agent to have filed in any jurisdiction any like financing statements or amendments thereto it filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Investors’ or the Agent’s reasonable request, Borrower shall also promptly execute or cause to be executed and shall deliver to Investor any and all documents, instruments and agreements deemed necessary by Investors or the Agent to give effect to or carry out the terms or intent of the Supplemental Agreements. The Borrower shall further take such steps as the Investors or the Agent may reasonably request for the Investors (a) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Investors, (b) to obtain “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper (in accordance with provisions in UCC Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Investors, and (c) otherwise to insure the continued perfection and priority of the Investors’ security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 of the Uniform Commercial Code in any jurisdiction.

4.18. Solvency. The Borrower hereby represents to the Investor that it is solvent and is generally paying its debts as such debts become due and that neither the execution of this Agreement nor the issuance of the Notes pursuant to this Agreement will render the Borrower insolvent.

4.19. Investment Company. Neither the Borrower nor any of its Affiliates is an investment company within the meaning of the Investment Company Act of 1940.

4.20. No Broker. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Borrower. The Borrower shall indemnify and hold harmless the Investors and the Agent for any loss, liability, damage or expense, including reasonable fees and expenses of counsel, they may incur as a result of a breach of this Section 4.20.

4.21. No Disagreements with Accountants and Lawyers. Except as disclosed on Schedule 4.21, there are no disagreements of any kind presently existing, or reasonably anticipated by the Borrower to arise, between the Borrower and the accountants and lawyers formerly or presently employed by the Borrower, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

4.22. Predecessor. All representations and warranties by the Borrower shall, where applicable, relate to the business of Cementitious Materials, Inc. prior to the reverse merger with NaturalNano.

4.23. Accuracy of Representations and Warranties. No representation or warranty by the Borrower contained in any certificate or other document furnished or to be furnished by the Borrower pursuant hereto or in connection with the transactions contemplated hereunder, contains, or at the time of delivery will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

Section 5. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor, severally and not jointly, represents and warrants to the Borrower that:

5.1. Authorization and Power. Such Investor was not formed for the purpose of investing solely in the Securities. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary action where appropriate. The state in which any offer to purchase the Securities was made or accepted by the Investor is the state shown as the Investor’s address. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. This Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

5.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not result in a violation of the Investor’s governing instruments. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of the Investor’s obligations under this Agreement or to purchase the Securities from the Borrower in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Borrower herein.

5.3. Financial Risks. The Investor acknowledges that the Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Borrower and that it has been given full access to such records of the Borrower and the subsidiaries and to the officers of the Borrower and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Borrower by virtue of its experience as an Investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Borrower.

5.4. Accredited Status. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers, managers or general partners and professional advisors (who are not affiliated with or compensated in any way by the Borrower or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities being purchased by the Investor from the Borrower. The Investor is acquiring the Securities for investment and not with a view to the sale or distribution thereof and understands that such Securities are restricted securities, as defined in the Rule 144 of the Commission under Securities Act, and may not be sold or otherwise distributed except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and that the certificates for the Securities and the Common Stock issuable upon conversion of the Note or exercise of the Warrants shall have the legends set forth below. Nothing in this Section 5.4 shall be construed to affect in any manner the right of the Investor to have the Common Stock issuable upon conversion of the Notes and exercise of the Warrants registered pursuant to the Registration Rights Agreement.

5.4.1. The Notes shall have the following or a similar legend:

“THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR SUCH SHARES OF COMMON STOCK MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.4.2. The Warrants shall have the following or a similar legend:

“THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR SUCH SHARES OF COMMON STOCK MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.4.3. The Common Stock shall have the following or a similar legend:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor. The Investor shall indemnify and hold harmless the Borrower for any loss, liability, damage or expense, including reasonable fees and expenses of counsel, the Borrower may incur as a result of a breach by such Investor of this Section 5.5.

5.6. Full Disclosure. No representation or warranty made by the Investor in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 6. NEGATIVE COVENANTS. So long as any Obligations of the Borrower to the Investors remain outstanding and unpaid and, with respect to Sections 6.5 of this Agreement, as long as the Warrants are outstanding, the Borrower covenants and agrees as follows:

6.1. Limitation on Liens.  The Borrower shall not create, assume or suffer to exist, any mortgage, pledge, encumbrance, lien, security interest or charges of any kind upon any of its assets (other than statutory liens provided same are paid within the time provided for payment without penalty or interest) or equity interests, whether now owned or hereafter acquired.

6.2. Limitation on Advances and Investments. The Borrower shall not make or suffer to exist any advances or loans to, or any investments in (by transfers or property, contributions to capital, purchase of stock or securities or evidence of indebtedness, acquisition of assets or business or otherwise) any Person other than the securities of the United States of America and certificates of deposits in a bank or trust Borrower or other deposit account acceptable to the Agent, and the Borrower shall not prepay any financing-related debt obligations. Notwithstanding the forgoing, Borrower may make advances to employees in the normal course of business based upon its employee expense reimbursement plan; provided, however, that all such advances shall be in compliance with the provisions of Section 402 of the Sarbanes-Oxley Act of 2002.

6.3. Limitation on Other Borrowing. The Borrower shall not incur, create, assume or permit to exist any indebtedness or liability outside of trade payables incurred in the ordinary course of the Borrower’s business or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations or incorporated in any lease or license agreement, except as provided in this Agreement or as set forth in Schedule 6.3 to the Disclosure Schedule.

6.4. Prohibition on Dividends, Distributions and Purchases of Capital Stock. Borrower shall not declare or pay any dividend or distribution (whether in cash, property or otherwise) or redeem, retire, purchase or otherwise acquire for value any equity interests.

6.5. Limitation on Fundamental Changes. The Borrower shall not (a) convey, sell, lease or otherwise dispose of all or substantially all of its property, assets or business; enter into any transaction not in the usual course of business or (b) make any change in its capital structure, including any stock split, dividend or distribution or reverse split or combination of shares or other recapitalization not approved by Investors holding 75% of the principal amount of Notes then outstanding, or (c) make any change in any of its business objectives, purposes and operations which might in any way adversely affect the ability of the Borrower to repay the Obligations, or (d) merge or consolidate with or into any other firm or corporation or, without Investors’ approval or change its name, or (e) permit a transfer of more than 10% of its equity interests without the prior written consent of the Investors or (f) amend its articles of incorporation or by-laws in any manner which adversely affects the holders of the Notes or Warrants.

6.6. Limitation on Disposition of Assets. The Borrower shall not, other than in the ordinary course of business, sell, exchange or otherwise dispose of any of its assets, or any part thereof or any interest therein, without the express written authorization of the Investors. The Borrower shall not take any action which would impair, or the effect of which would impair, Borrower’s rights in its intellectual property, including the Patents and Trademarks and licenses relating to intellectual property.

6.7. Limitation on Contingent Liabilities. The Borrower shall not become liable as guarantor, surety, endorser or otherwise for, or agree to purchase, repurchase or assume, any obligation of any Person, except for endorsement of commercial paper for deposit, collection, or discount in the ordinary course of business.

6.8. Limitation on Acquisition of Affiliates. The Borrower shall not acquire, directly or indirectly, any Affiliates without the prior written consent of the Investors.

6.9. Reliance on Financial Statements. No event or condition has occurred which requires the filing by the NaturalNano of an 8-K current report or any other report under the Exchange Act the effect of which is to state that previously filed financial statements cannot be relied upon.

6.10. Limitation on Grant of Equity-Based Incentives. The Borrower shall not, until all Obligations have been satisfied in full, grant any options or other equity-based incentives to its officers, directors, employees or consultants except pursuant to stock option or long-term incentive plans which are outstanding on the date of this Agreement and are listed on Schedule 6.11 to the Disclosure Schedule without the approval of the holders of 75% of the then outstanding principal amount of Notes.

6.11. Limitation on Transactions with Affiliates. As long as at least 25% of the initial principal amount of Notes is outstanding, the Borrower will not, without the written consent of the holders of a majority of the then outstanding principal amount of Notes, engage in any transactions with any officer, director, employee or any Affiliate of the Borrower, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $20,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Borrower and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Borrower.

Section 7. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, so long as any of the Obligations shall remain outstanding, and, with respect to Sections with respect to Sections 7.1, 7.3, 7.5, 7.6, 7.8 (but not beyond the time period set forth therein), 7.11, 7.14, and 7.15 of this Agreement, as long as the Warrants are outstanding, the Borrower will perform and observe each and all of the covenants and agreements herein set forth.

7.1. Performance of Obligations under this Agreement, the Note and the Supplemental Agreements. The Borrower will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements contained on the Borrower’s part to be paid, kept or performed hereunder, and will be bound in all respects as debtor under this Agreement, the Note, the Warrants, the Registration Rights Agreement and the Supplemental Agreements; and will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements on its part to be paid, kept or performed under the terms of any lease or mortgage of the premises where Borrower operates or any license to which the Borrower is a party, whether as licensor or licensee, and will promptly notify the Investors and the Agent in the event of any default on the part of the Borrower or receipt by the Borrower of any notice of alleged default under any such lease, mortgage or license. The Borrower will pay and discharge at or before their maturity all taxes, assessments, rents, claims, debts and charges.

7.2. Information, Access to Books and Inspection. The Borrower will furnish to the Investors such information regarding the business affairs and financial condition of the Borrower as the Investors may reasonably request, and upon reasonable notice to Borrower give any representative of the Investors access during normal business hours to, and permit such representative to examine and copy, and make extracts from, any and all books, records and documents in the possession of the Borrower relating to its affairs and to inspect any of the properties of the Borrower. Notwithstanding the foregoing, the Borrower shall not disclose to the Investors or the Agent any material non-public information concerning the Borrower in violation of Section 7.15 of this Agreement.

7.3. Existence, Properties and Insurance. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the legal existence of Borrower and its rights and franchises, and comply with all laws applicable thereto; at all times maintain, preserve and protect all franchises, patents, and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any property is held or may be held, so that the business carried on in connection therewith may be continuously conducted. The Borrower will have and maintain insurance at all times with respect to its properties against risks of fire (including so-called extended coverage), theft and such risks as the Investor may require containing such terms, in such form, and for such periods, and written by such companies as may be satisfactory to the Investor. The Borrower will furnish the Investor with certificates or other evidence satisfactory to the Investor of compliance with the foregoing insurance provisions. The Borrower will also at all times maintain necessary workmen’s compensation insurance and such other insurance as may be required by law or as may be reasonably required by the Investor.

7.4. Notices of Default and Governmental Orders. The Borrower will promptly give notice in writing to the Investors of the occurrence of any event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default; of any court or governmental orders, notices, claims, investigations, litigation and proceedings affecting the Borrower, and of any dispute which may exist between the Borrower, on the one hand, and any Governmental Entity or any other party, on the other hand, which, if decided adversely against the Borrower, would have a Material Adverse Effect and would prevent the Borrower to operate its business as presently operated.

7.5. SEC Filings. The Borrower shall file with the Commission each filing required by the Exchange Act pursuant to Section 13 on or prior to the date that such filing is due. The financial statements included in each annual report on Form 10-K or Form 10-KSB and quarterly report on Form 10-Q or Form 10-QSB shall include financial statements which comply in all material respects with the requirements of the Exchange Act and the applicable requirements of Item 310 of Regulation S-B or Regulation S-X, as the case may be.

7.6. Independent Board and Audit and Compensation Committees. Not later than the first to occur of NaturalNano’s next meeting of stockholders or September 30, 2007, NaturalNano’s board of directors shall consist of a majority of independent directors and its audit and compensation committees shall consist solely of independent directors, and the chairman of the audit committee shall be an audit committee financial expert. The independence of the directors shall be determined by the rules of the Nasdaq Stock Exchange unless the Common Stock is listed on the New York or American Stock Exchange, in which event independence shall be determined by the rules of such exchange.

7.7. Use of Proceeds. The Borrower will use the net proceeds from the sale of the Securities as set forth in Schedule 7.7 of the Disclosure Schedule.

7.8. Right of First Refusal

7.8.1. In the event that, during the twelve months following the Closing Date, the Borrower, which term, for purposes of this Section 7.8, shall include any subsidiary of the Borrower, seeks to raise additional funds through a private placement of its securities (a “Proposed Financing”), other than Exempt Issuances, each Investor shall have the right to participate in the Proposed Financing on a pro rata basis, based on the percentage that (a) the number of shares of Common Stock held by the Investor plus the number of shares of Common Stock issuable upon conversion of the Note then owned by the Investor plus the number of shares of Common Stock issuable upon conversion of the Warrants, in each case without regard to the 4.99% Limitation, bears to (b) the total number of shares of Common Stock outstanding plus the number of Shares issuable upon conversion of the Notes and the Warrants, without regard to the 4.99% Limitations any other limitations on exercise such other convertible preferred stock or debt securities.

7.8.2. The terms on which the Investor shall purchase securities pursuant to the Proposed Financing shall be the same as such securities are purchased by other investors in such Proposed Financing. The Borrower shall give the Investors not less than twenty (20) days notice setting forth the terms of the Proposed Financing. In the event that the terms of the Proposed Financing are changed, the Borrower shall provide each Investor with the same notice of the revised terms that are provided to the other investors in such Proposed Financing.

7.8.3. In the event that any Investor does not exercise its right to participate in the Proposed Financing, the Borrower may sell the securities in the Proposed Financing at a price and on terms which are no more favorable to the investors in such Proposed Financing than the terms offered to the Investors. If the Borrower subsequently changes the price or terms so that the terms are at a price or more favorable to the investors in the Proposed Financing, the Borrower shall reoffer the securities to the Investors as provided in this Section 7.8.

7.8.4. In the event that any Investor exercises its right of first refusal pursuant to this Section 7.8, the references in this Agreement to 4.99% shall, from and after the purchase by the Investor of such securities, be deemed for all purposes to mean, with respect to that Investor only, 9.99%.

7.9. Right to Convert into Subsequent Offering. If the Borrower completes a private equity or equity-linked financing, each Investor will have the right to exchange all or any portion of the unpaid principal amount of its Note, plus all accrued but unpaid interest thereon, for securities in such financing on the most favored terms available to other Investors, provided that the exchange is made in compliance with applicable securities laws.

7.10. Price Adjustment. The Note and the Warrants shall include a provision to the effect that if, at any time when the Note and Warrants are outstanding, the Borrower issues convertible debt securities, shares of Common Stock, or shares of any class of preferred stock or other convertible securities at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock or warrants or options, such price being referred to as the “lower price” (other than (x) an Exempt Issuance or (y) an issuance covered by the provisions of the Note and Warrants relating to stock dividends, distributions and reverse splits or (z) an issuance of Common Stock upon exercise or upon conversion of warrants, options or other convertible securities for which an adjustment has already been made pursuant to the applicable provisions of the Note or the Warrants, that is less than the conversion price of the Note or exercise price of the Warrant in effect at the time of such sale the conversion price of the Note and the exercise price of the Warrants shall be adjusted so that it equals the lower price. The initial conversion price and exercise price shall be set forth in the Note and the Warrants.

7.11. Employment and Consulting Contracts. For three years after the Closing Date or such earlier date as all of the Notes shall have been paid or converted and all of the Warrants shall have been exercised and, in each case, the underlying Common Stock shall have been sold, the Borrower must have a unanimous approval from the compensation committee for any officer, director or consultant whose compensation is more than $100,000 per annum. This Section 7.12 does not apply to the Borrower’s attorneys and accountants.

7.12. Subsequent Equity Sales. From the date hereof until such time as all of the Notes shall have been paid or converted and all of the Warrants shall have been exercised and, in each case, the underlying Common Stock shall have been sold, NaturalNano shall not effect or enter into an agreement to effect any financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Borrower issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Borrower or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Borrower issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Borrower on terms which are more favorable to the Investor than the terms initially provided to the Investor in its initial securities purchase agreement with the Borrower. The Investors shall be entitled to obtain injunctive relief against the Borrower to preclude any such issuance, which remedy shall be in addition to any right to collect damages. No Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

7.13. Amendment of Articles. At or before the next annual meeting of the stockholders of NaturalNano, the board of directors shall propose and submit to the holders of the Common Stock for approval, an amendment to the articles of incorporation that provides substantially as follows:

“The terms and conditions of any rights, options and warrants or other securities approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.”

7.14. Stock Splits. All forward and reverse stock splits shall affect all equity and derivative holders proportionately.

7.15. No Disclosure of Material Non-Public Information. The Borrower will not disclose to the Investors or the Agent any material non-public information concerning the Borrower except (a) with the consent of Investors or the Agent and (b) if such consent is given, pursuant to a non-disclosure agreement which provides, among other things, that the Investor or the Agent will not disclose the material non-public information to any person and the Investor or the Agent will not engage in any transactions involving NaturalNano’s securities while in possession of material non-public information.

7.16. Regulation D Offering. The offer and issuance of the Securities to the Investors is being made pursuant to the exemption from the registration provisions of the Securities Act afforded by Section 4(2) or Section 4(6) of the Securities Act and/or Rule 506 of Commission promulgated thereunder. On the Closing Date, the Borrower will provide an opinion reasonably acceptable to Subscriber from the Borrower’s legal counsel provided for in Section 9.4 of this Agreement. The Borrower will also provide, at the Borrower’s expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement under the Securities Act, Rule 144 or an exemption from registration.

7.17. Indemnification.

7.17.1. The Borrower agrees to indemnify, hold harmless, reimburse and defend the Investors, the Investors’ officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Investor or any such person which results, arises out of or is based upon (a) any material misrepresentation by Borrower or material breach of any warranty by Borrower in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (b) after any applicable notice and/or cure periods, any material breach or default in performance by the Borrower of any covenant or undertaking to be performed by the Borrower hereunder, or any other agreement entered into by the Borrower and Investor relating hereto.

7.17.2. Each Investor agrees to indemnify, hold harmless, reimburse and defend the Borrower and each of the Borrower’s officers, directors, agents, Affiliates, control persons and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Borrower or any such person which results, arises out of or is based upon (a) any material misrepresentation by such Investor in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (b) after any applicable notice and/or cure periods, any material breach or default in performance by such Investor of any covenant or undertaking to be performed by such Investor hereunder, or any other agreement entered into by the Borrower and Investors, relating hereto.

7.17.3. In no event shall the liability of any Investor or successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the lesser of (a) the principal amount of Notes purchased by the Investor or (b) the dollar amount of the net proceeds actually received by such Investor upon the sale of the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants.

7.17.4. The procedures set forth in the Registration Rights Agreements with respect to indemnification shall apply to the indemnification set forth in this Section 7.17.

7.18. Payment of Due Diligence Expenses.

7.18.1. On the Closing Date, the Borrower will pay to the Agent a due diligence fee of $195,000 of which $97,500 will be paid in cash at the Closing and $97,500 will be paid in the form of a Note. With respect to the $97,500 which is being paid to the Agent in the form of a Note, the Agent shall, for all purposes in this Agreement be deemed to be an Investor with respect to such Note with the same effect as if the Agent purchased a Note for $97,500. NaturalNano shall also issue to the Agent at the Closing, warrants (the “Agent’s Warrants”) to purchase 10% of the number of shares issuable upon exercise of each set of the Warrants sold to the Investors, which represents Warrants to purchase 1,141,194 shares of Common Stock at $.22 per share and 1,141,194 shares of Common Stock at $.33 per share. Except for the exercise price, the Agent’s Warrants shall be in substantially the form of Exhibit D-2.

7.18.2. Upon any exercise of the Warrants issued to the Investors, the Borrower will pay the Agent a fee of 6% of the proceeds, of which 3% of such proceeds will be paid in cash and the remaining 3% will be paid in the form of a Note with the same effect as if the Agent were an Investor with respect to such additional Note pursuant to this Agreement and shall receive the Warrants that would be issued if the Agent had made an investment equal to the principal amount of the Note; provided, however, that if the Warrants are exercised after the Notes are paid in full or fully converted into Common Stock, such fee shall be paid in cash.

7.19. Actions by Subsidiaries.

7.19.1. Each Subsidiary of the Borrower shall be subject to the covenants set forth in Sections 6 and 7 of this Agreement with the same force as if such subsidiary were named in this Agreement.

7.19.2. In the event that the Borrower creates or acquires any Subsidiaries, the Borrower shall immediately (a) pledge the stock or other equity interest in the Subsidiary pursuant to the Pledge Agreement, (b) cause the Subsidiary to grant the Lenders a first priority security interest in all of its assets and (c) cause the Subsidiary to agree to abide by the provisions of Sections 6 and 7 of this Agreement.

7.19.3. In the event that the Borrower acquires an interests in a Person that is not a Subsidiary, the Borrower shall immediately pledge the stock or other equity interest in such Person pursuant to the Pledge Agreement.

7.20. Payments to TI. Without the consent of the holders of a majority of the principal amount of the Notes then outstanding, the Borrower shall not make any payment to TI on account of the Company’s obligations to TI for money borrowed as long as any Notes are outstanding except from the proceeds from the exercise of Warrants, and the Borrower shall deliver at the Closing the agreement of TI not to demand payment prior to the date on which the Borrower may pay TI pursuant to this Section 7.20.

Section 8. DEFAULT

8.1. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Agreement:

8.1.1. Borrower’s failure to make any payment of principal or interest or any other sums within fifteen (15) days of the date when due on any of the Obligations.

8.1.2. Any representation or warranty or other statement made or furnished to the Investors by or on behalf of the Borrower in this Agreement or in any document or instrument furnished in connection with this Agreement proves to have been false or misleading in any material respect when made or furnished.

8.1.3. Breach of or failure in the due observance or performance in any material respect of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to this Agreement, the Registration Rights Agreement and the other Supplemental Agreements and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from any Investor to the Borrower; provided, however, that the obligations of NaturalNano with respect to its failure to file the registration statement or the failure of the registration statement to be declared effective shall be subject to the provisions of the Registration Rights Agreement and not this Section 8.

8.1.4. Failure of the Common Stock to be listed or quoted on the OTC Bulletin Board, the Nasdaq Stock Market or the American or New York Stock Exchange for any reason.

8.1.5. Failure of the Common Stock to be eligible for transfer pursuant to the DTC Program for any reason on or after the effective date of the Registration Statement, as defined in the Registration Rights Agreement.

8.1.6. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to any Supplemental Agreements or breach by Borrower of any other agreement with Investors beyond the expiration of any grace or cure periods provided therein.

8.1.7. A judgment or judgments for the payment of money in excess of $25,000 shall be rendered against the Borrower, and any such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

8.1.8. The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (b) be unable, or admit in writing its inability, to pay its debts as they mature; (c) file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (d) any action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

8.1.9. An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of the assets of the Borrower, and Borrower, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of 90 consecutive days or an order for relief in connection therewith shall be entered; or

8.1.10. If the Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any other corporation; or

8.1.11. Failure by the Borrower to pay any other indebtedness or obligation in excess of $25,000, or if any such other indebtedness or obligation which is not subject to a bonafide dispute shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other indebtedness or obligation which is not subject to a bonafide dispute; or

8.1.12. Failure by the Borrower to take all steps necessary to grant Investors a perfected first priority security interest in any intellectual property acquired subsequent to the Closing Date; or

8.1.13. Substantial loss, theft, damage, or destruction of the Collateral provided to the Investors pursuant to this Agreement, and not covered by insurance in any material respect.

8.2. Acceleration. Upon and after an Event of Default, the entire unpaid balance owed under this Agreement or any Note or other documents evidencing the same, plus any other Obligations, shall, at the option of the Investors, upon written notice from the Requisite Investors or from the Agent on behalf of the Requisite Investors, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower, and Agent and the Investors shall immediately be entitled to exercise all of its rights and remedies under this Agreement, the Pledge Agreement, the Supplemental Agreements and applicable law.

Section 9. CONDITIONS TO INVESTORS’ OBLIGATIONS TO CLOSE. The obligations of the Investors to purchase the Securities shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1. Representations True and Correct. The representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date and the Borrower shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, and the certificate of the chief executive officer and chief financial officer of Borrower as to the matters set forth in this Section 9.1 and Section 9.2 of this Agreement.

9.2. No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

9.3. Delivery of Securities. The Borrower shall have delivered to the Investors, the Notes and Warrants set forth on Schedule A to this Agreement and to the Agent the payment, Note and Warrant provided in Section 7.19 of this Agreement.

9.4. Opinion of Counsel. The Borrower shall have delivered the opinion of counsel as to the matter set forth in Exhibit E to this Agreement.

9.5. Lien Search. The Borrower shall have delivered a lien search, which shall include a search of the Patent and Trademark Office, which shall show no security interest in the Collateral other than the security interest contemplated by this Agreement.

9.6. Recordings of Liens. The Borrower shall have delivered evidence that UCC-1 filings have been made with the Secretary of State of the State of Nevada with respect to NaturalNano and Delaware with respect to NN Research and any other jurisdictions where such filings are required in order to perfect the Investors’ security interest in the Collateral, and that filings have been made with the Patent and Trademark Office evidencing the Investor’s security interest in the Borrower’s Patent and Trademarks.

9.7. Other Deliveries. The Borrower shall have delivered to the Agent, on behalf of the Investors:

9.7.1. The executed Escrow Agreement.

9.7.2. The assignment by TI of the TI Patents to NaturalNano in form for recording in the United States Patent and Trademark Office and the comparable government offices in any other countries in which the TI Patents or an applications therefor are filed or registered in the forms of Exhibit F.

9.7.3. The executed Registration Rights Agreement and other Supplemental Agreements.

9.7.4. The lock-up agreement of TI and such other agreements and documents as the Investors may reasonably request, each to be in form and substance satisfactory to the Investors.

9.7.5. Evidence that the Borrower’s board of directors has approved the Transaction Documents and, NatualNano’s board of directors has approved, subject to stockholder approval, the amendment to NaturalNano’s certificate of incorporation set forth in Section 7.13 of this Agreement.

9.7.6. Copies articles of incorporation and all amendment of NaturalNano and NN Research certified by the Secretary of State of the state of incorporation.

9.7.7. Copies of by-laws of NaturalNano and NN Research, certified by their respective secretaries.

9.7.8. Good standing certificates as to the good standing of NaturalNano and NN Research in the state of its incorporation.

9.7.9. The certificate of insurance required by Section 3.13 of this Agreement.

9.7.10. Such other documents or instrument as may be reasonably requested by the Investors or the Agent.

Section 10. CONDITION TO BORROWER’S OBLIGATIONS TO CLOSE. The obligations of the Investors to purchase the Securities shall be subject to the payment by the Investors of the purchase price of the Securities to the Escrow Agent.

Section 11. MISCELLANEOUS PROVISIONS.

11.1. Entire Agreement. This Agreement, including all exhibits and schedules hereto which constitute an integral part of this Agreement, sets forth the entire agreement and understanding between the parties and supersedes all prior or contemporaneous written or oral agreements, promises, representations, understandings, letters of intent and negotiations, between the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter, subject to the Additional Agreements. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other rights. Notwithstanding the foregoing, 4.99% Limitation and the provisions relating to the 4.99% Limitation may not be modified, amended or waived by any Investor or by the Borrower.

11.2. Governing Law. This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in New York County, New York in any action that may be brought pursuant to this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum. In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in Section 11.4 of this Agreement (other than by telecopier) or (ii) in any other manner permitted by law.

11.3. Waiver of Right to Trial by Jury. BORROWER AND INVESTORS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR INVESTORS TO ACCEPT THIS AGREEMENT.

11.4. Notice. All notices, requests or other communications required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed to have been sufficiently given when delivered by personal service or sent by certified or registered mail, overnight courier services with provided evidence of delivery or attempted delivery, or facsimile, to the recipient addressed to the parties at their respective addresses set forth on the signature page of this Agreement to the attention to the person who executed this Agreement on behalf of the party. Either party may, be like notice, change the address or telecopy number or the person to whom notice is to be given. Notice shall be deemed given when received or when attempted delivery is made, provided that notice by telecopier shall be deemed given when receipt is acknowledged by the recipient.

11.5. Survival of Agreements. All agreements, representations and warranties made herein, in any agreement and in any statements, notices, invoices, certificates, schedules, documents or other instruments delivered to the Investor in connection with this Agreement or any other agreement shall survive the making of the loans and advances hereunder.

11.6. Rights of Assignee. All rights of each Investor in, to and under this Agreement shall pass to and may be exercised by any assignee thereof. The Borrower agrees that, in the event of an assignment of this Agreement and notice of such assignment to the Borrower, the liability of the Borrower to a holder for value of this Agreement shall be immediate and absolute and not affected by any actions of the assigning Investor; and that the Borrower will not set up any claim against the Investor as a defense, counterclaim or setoff to any action for the unpaid balance owed under this Agreement or for possession, brought by said holder.

11.7. Binding Effect. All rights and obligations of the Investors hereunder shall inure to the benefit of and be binding upon its successors and assigns, and all the obligations of the Borrower contained in this Agreement shall bind the successors, heirs and assigns of the Borrower. Since the Borrower consists of more than one party, all of the obligations, covenants, representations and warranties of the Borrower contained in this Agreement shall be the joint and several obligations of the parties constituting the “Borrower.”

11.8. Counsel Fees and Expenses. The Borrower agrees to pay all reasonable counsel fees and expenses, including recording and filing fees, incurred by the Investor in connection with the financing of any kind and character hereafter incurred by the Investor, whether in connection with efforts to collect the Obligations, or in the enforcement or defense of any of the provisions of this Agreement; or negotiations regarding and consultation concerning this Agreement or any Supplemental Agreement, or preparation therefor, or the financing extended thereunder; or the defense of any proceedings involving any claims made or threatened against or arising out of this Agreement or any Supplemental Agreement, or the financing extended thereunder, or which the Investors may hereafter incur in protecting, enforcing, increasing or releasing any security held by the Investors or any Obligation or any provision of this Agreement or any Supplemental Agreement. Borrower’s obligation to pay such counsel fees and expenses of the Investors shall exist whether or not proceedings are instituted or legal appearances are made in any court on behalf of the Investors or any of them. The legal fees for the preparation of the Transaction Documents and the closing shall be $20,000, plus disbursements, of which $10,000 has been paid on account. If the Investors engage special patent counsel, the Borrower shall also pay the reasonable fees and expenses of patent counsel.

11.9. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

11.10. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.11. Third Party Purchaser. Each Investor shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more entities (each, an “Assignee”) and, Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Investors or the Agent shall deem necessary to effect the foregoing. In addition, at the reasonable request of the Investors and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by an Investor in connection with such assignment, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the assigning Investor hereunder (and under any and all other documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Investor pursuant to the assignment documentation between Investor and Assignee.

11.12. Preparation of Agreement. Neither this Agreement nor any of the other Transaction Documents shall be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

[Signatures on following page]

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT (A)

15 Schoen Place Pittsford, New York 14534-2025 Telecopier: (585) 267-4825	NATURALNANO, INC. a Nevada corporation
By: /s/ Cathy A. Fleischer
Name: Cathy A. Fleischer Title: President
15 Schoen Place Pittsford, New York 14534-2025 Telecopier: (585) 267-4825	NATURALNANO RESEARCH, INC. a Delaware corporation
By: /s/ Kathleen A. Browne
Name: Kathleen A. Browne Title: CFO
152 W. 57th Street, 54th Floor New York, NY 10019 Telecopier: (212)	PLATINUM ADVISORS LLC a Delaware limited liability company
By: /s/ Mark Nordlicht
Name: Mark Nordlicht Title:

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT (B)

Investor	Purchase Price	Note/Conversion Shares	A Warrants	B Warrants
Platinum Partners Long Term Growth IV By: /s/ Mark Nordlicht Name: Mark Nordlicht Title: Address: 152 W. 57th Street, 54th Floor New York, NY 10019 Telecopier: (212)	$2,750,000	$2,750,000/ 12,500,000	9,375,000	9,375,000
Longview Special Financing, Inc. By: /s/ François Morax Name: François Morax Title: Director Address: Lindstrassse 6 6341 Baar Switzerland Telecopier:	500,000	$500,000/ 2,272,728	1,704,546	1,704,546
Platinum Advisors, LLC By: /s/ Mark Nordlicht Name: Mark Nordlicht Title: Address: 152 W. 57th Street, 54th Floor New York, NY 10019 Telecopier: (212)	97,500	$97,500/ 443,182	332,387	332,387
	$3,347,500	$3,347,500/	11,411,933	11,411,933
Total		15,215,910

List of Exhibits

Exhibit	Description	Section
A	Notes	1.25
B	Pledge Agreement	1.29
C	Registration Rights Agreement	1.31
D-1 and D-2	A Warrants and B Warrants, respectively	1.41
E	Opinion of Counsel	9.4
F	Assignment of TI Patents	9.7.2